                                                                   Exhibit 10.29


                                                                  Execution Copy

                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "Agreement"), is dated as of April 14, 2004, and entered into by and among CD&L, Inc., a Delaware corporation ("CDL" or the "Company"), the investors listed on Schedule A hereto (collectively the "Investors" and individually an "Investor"), and the Company's lenders (collectively the "Lenders") who appear on Schedule B hereto (the Investors and the Lenders hereinafter collectively referred to herein as the "Stockholders" or individually as a "Stockholder").

         Background. CDL is presently indebted to the Lenders in the sum of $11.0 million pursuant to the Company's Senior Subordinated Promissory Notes (the "Notes") issued pursuant to a Senior Subordinated Loan Agreement among CDL and the Lenders dated as of January 29, 1999, as amended (the "Loan Agreement"). The Investors have indicated a willingness to purchase certain of the Notes from the Lenders, and to invest additional funds in CDL. After extensive negotiations, the Investors, the Lenders and CDL have agreed to a financial restructuring of CDL pursuant to the terms of a Restructuring Exchange Agreement (the "Exchange Agreement") dated as of this date. Unless otherwise provided in this Agreement, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Exchange Agreement.

         As a result of the transactions described in the Exchange Agreement (collectively, the "Transaction"), the Lenders and the Investors will hold a significant stake in the equity of CDL, both as a result of their ownership of the Convertible Notes and, in the case of the Lenders, the Preferred Stock acquired in the Transaction and from prior holdings of common stock, stock purchase warrants and stock options.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.0     Election of Directors

         1.1 Election of Directors. (a) At each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company (the "Directors"), and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of Directors, then and in each event, each Stockholder hereby covenants and agrees to vote all shares of voting capital stock of the Company presently owned or hereafter acquired by such Stockholder (whether owned of record or over which such Stockholder exercises voting control), to the extent their shares may be voted on the following matters, in favor of the following actions:

         (i) To fix and maintain the number of Directors at eleven (11); and

         (ii) To cause and maintain the election to the Board of Directors of the Company (the "Board") of (i) three (3) representatives designated by the Investors, one of whom will be the Chairman of the Board of the Company (individually, an "Investor Director" and collectively the "Investor Directors"), who shall initially be Albert W. Van Ness, Jr., William T. Brannan and Michael Brooks, and (ii) two (2) representatives designated by the Lenders as per their rights as holders of the Preferred Stock of the Company (individually a "Lender Director" and collectively the "Lender Directors").

         (b) Notwithstanding Section 1.1(a) above, if (x) any principal payment is made with respect to the Series A Convertible Notes of the Company held by the Investors, and if the Preferred Stock has not been converted or redeemed prior to April 14, 2011 (the seventh annual anniversary of the Closing Date), or
(y) any of the actions referenced in Section 5.2 hereof are taken while the requisite number of Preferred Shares is outstanding without any required prior written consent of the holders of a majority of the outstanding shares of Preferred Shares, then upon occurrence of the events described in clause (y) above or at the later of (i) the date of such principal payment to the Investors or (ii) April 14, 2011, the Investors shall nominate and vote all of their shares of voting stock for three (3) designees of the Lenders to the Board of Directors in lieu of the three (3) Investor Directors selected pursuant to
Section 1.1(a)(i)..

         1.2 Each of the parties hereto shall vote or cause to be voted all shares owned by them or over which they have voting control (i) not to cast any vote for any Person not nominated in accordance with the procedure set forth in
Section 1.1 above, (ii) to vote and do all things necessary under applicable law to remove any Director upon the request or approval of the party which has nominated such Director, and (iii) to fill any vacancy in the membership of the Board with a designee of the party whose designee's resignation or removal from the Board caused such vacancy. Unless otherwise removed in accordance with this
Section 1.2, the Investor Directors and the Lender Directors shall hold office until their respective successors shall have been duly appointed.

         1.3 The Company shall provide to each party entitled to designate or elect Directors hereunder prior written notice of any intended mailing of notice to the Company's Stockholders for a meeting at which Directors are to be elected. Any party entitled to designate or elect Directors pursuant to this Agreement shall notify the Company in writing, prior to such mailing, of the person(s) designated, or elected, by it or them as its or their nominee(s) for election or electee(s) as Director(s).

         1.4 The Investor Directors shall be designated by holders of a majority of the Common Stock owned by the Investors, including for this purpose shares of Common Stock issuable upon conversion of the Series A Convertible Notes by the Investors.

         1.5 So long as the holders of Preferred Stock shall have a right to do so pursuant to Section 5(b) of the Certificate of Designation establishing the Preferred Stock, the holders of Preferred Stock, voting as a separate class, shall elect the Lender Directors.

         1.6 No party to this Agreement shall interfere with or attempt to influence the independent judgment of the Nominating Committee of CDL's Board of Directors with respect to the selection of nominees for the other six seats on the Board of Directors.

2.0      Right of Co-Sale

         2.1 If any Investor proposes to voluntarily or involuntarily, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase any right or option with respect to, encumber or grant a security interest in, or in any other manner, transfer, in whole or in part Preferred Stock, or Convertible Notes (collectively, the "Securities") or any other right or interest therein, or enter into any transaction or series of related transactions from the date hereof involving the sale of Securities representing on a fully diluted, as-converted basis more than 50% of the Investors' fully diluted Common Stock holdings of CDL's Common Stock, which results in the economic equivalent of a transfer to any Person (each such action, a "Transfer") (each such Person, a "Transferee"), such Investor shall first promptly give written notice to each Lender at least twenty (20) days prior to the closing of such Transfer, in the manner described in Section 7.8 of this Agreement (the "Transfer Notice") to allow each Lender to participate in the sale on the same terms and conditions as such Investor.

         (a) The Transfer Notice shall (i) describe in reasonable detail the proposed Transfer including, without limitation, the class and number of shares of Securities to be sold, the number of shares of Common Stock represented thereby, the identity of the prospective Transferee(s), the purchase price of each such share of Securities to be sold and the date such proposed sale is expected to be consummated, and (ii) have attached thereto an executed copy of the agreement pursuant to which the proposed Transfer is to be consummated. To the extent any prospective Transferee refuses to purchase Securities from a Lender exercising its rights of co-sale hereunder, the Investor shall not sell to such prospective Transferee any Securities unless and until, simultaneously with such sale, the Investor shall purchase the offered Securities or other securities from the Lender.

         (b) Each of the Lenders shall have the right, exercisable upon delivery of an irrevocable written notice to the Investors within ten (10) days after receipt of the Transfer Notice (the "Response Deadline"), to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice; provided that, (i) without limiting its obligations with respect to granting of indemnifications, each Lender (in its capacity as such) shall not be obligated to make any representations or warranties other than as to its existence, authority, due execution, and ownership of the relevant Securities and the enforceability of the relevant agreement against such Lender and (ii) the indemnification obligation of each Lender provided to the proposed Transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to the gross proceeds received by each such Lender in connection with the Transfer. Each Lender electing to participate in the Transfer described in the Transfer Notice (each, a "Participant") shall indicate in its irrevocable notice of election to the Investors the maximum number of Common Stock it desires to Transfer. Each such Participant shall be entitled to Transfer a number of Securities equal to such holder's "pro rata portion" of the total number of Securities to be Transferred, as set forth in the Transfer Notice, up to such maximum number.

         (c) The exercise or non-exercise of the rights of any of the Lenders hereunder to participate in one or more Transfers of Securities made by the Investors shall not adversely affect their rights to participate in subsequent Transfers of Securities subject to this Section 2.1.

         2.2 Notwithstanding the foregoing, the provisions of this Section shall not apply to (a)(i) any pledge of Securities made pursuant to a bona fide loan transaction that creates a mere security interest; or (ii) any transfer to a Family Donee or a Related Party; provided that (A) the transferring Investor shall inform the Lenders of such pledgee, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Lenders with a written agreement to be bound by and comply with all provisions of Section 2. Such transferred Securities will remain "Securities" hereunder, and such pledgee, transferee or donee shall be treated as an "Investor" for purposes of this Agreement; or (b) any Exempt Sale.

3.0      Restrictions on Transfer Right of First Refusal

         3.1 Bona Fide Offer; Offer Notice. (a) If any Stockholder desires to Transfer any of its Securities or any interest in such Securities, in any transaction, other than an Exempt Sale, pursuant to a bona fide written offer, such Stockholder (the "Selling Stockholder") shall first deliver written notice of his desire to do so (the "Offer Notice") to each of the other Stockholders (the "Other Stockholders"), in the manner prescribed in Section 7.8 of this Agreement. The Offer Notice must specify in reasonable detail: (i) the name and address of the Selling Stockholder, (ii) the name and address of the party to which the Selling Stockholder proposes to sell or otherwise dispose of the Securities or an interest in the Securities (the "Offeror"), (iii) the number and description of Securities the Selling Stockholder proposes to sell or otherwise dispose of (the "Offered Securities"), (iv) the proposed amount and form of the consideration to be delivered to the Selling Stockholder for the proposed sale, transfer or disposition, and the conditions of payment, (v) all other material terms and conditions of the proposed transaction, and (vi) that the Offeror has received a copy of this Agreement and has agreed to purchase the Offered Securities in accordance with the terms and conditions hereof. The Selling Stockholder shall include with the Offer Notice copies any agreements or other documents related to the offer by the Offeror.

         3.2      Stockholders' Option to Purchase.

                  (a) The Other Stockholders shall have an option, exercisable for a period of thirty (30) days from the date of delivery of the Offer Notice, to purchase, on a pro rata basis according to the number of shares of Common Stock that each owns or which are issuable upon conversion of all Securities beneficially owned by such Stockholder (calculated on a fully diluted basis), the Offered Securities for the consideration per share and on the terms and conditions set forth in the Offer Notice. Such option shall be exercised by delivery by such Stockholder of written notice to the Selling Stockholder and the Secretary of the Company.

                  (b) In the event options to purchase have been exercised by the Stockholders with respect to some but not all of the Offered Securities, those Stockholders who have exercised their options within the thirty (30)-day period specified in Section 3.2(a) shall have an additional option, for a period of ten (10) days next succeeding the expiration of such thirty (30)-day period, to purchase all or any part of the balance of such Offered Securities on the terms and conditions set forth in the Offer Notice, which option shall be exercised by the delivery of written Offer Notice to the Secretary of the Company in accordance with Section 7.8 of this Agreement. In the event there are two or more such Stockholders that choose to exercise the last-mentioned option for a total number of Offered Securities in excess of the number available, the Offered Securities available for each such Stockholder's option shall be allocated to such Stockholder pro rata based on the number of Securities beneficially owned by the Stockholders so electing.

                  (c) If the options to purchase the Offered Securities are exercised in full by the Stockholders, the Company shall immediately notify all of the exercising Stockholders of that fact. The closing of the purchase of the Offered Securities shall take place at the offices of the Company no later than ten (10) days after the date of such notice to the Stockholders.

         3.3 Permitted Transfers. Notwithstanding the foregoing, any Stockholder may transfer any Securities (i) to a Family Donee of such Stockholder, (ii) to any Related Party of Stockholder (together with a Family Donee, a "Permitted Transferee"), (iii) to a Person pursuant to an Exempt Sale, or (iv) to another Stockholder in each case without complying with the provisions of Section 3.1, provided that, in each instance of a transfer pursuant to clauses (i) and (ii), such Permitted Transferee first executes a written consent to be bound by all of the provisions of, become a party to, and a "Stockholder" under, this Agreement and shall deliver a copy of such consent to the Company and the Stockholders.

4.0      Preemptive Rights

         4.1 Company Right of First Offer. Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Stockholder a right of first offer with respect to future sales by the Company of its Company Shares (as hereinafter defined).

         If, at any time while the Company is not precluded by any credit agreement with any lender from performing its obligations under this Section 4.0, the Company proposes to offer for cash any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock ("Company Shares") to any person or entity other than an entity that is wholly-owned, directly or indirectly, by the Company, the Company shall first make an offering of such Company Shares to each Stockholder in accordance with the following provisions:

         (a) The Company shall deliver a notice by certified mail ("Company Notice") to each Stockholder stating (i) its bona fide intention to offer such Company Shares, (ii) the number of such Company Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Company Shares.

         (b) Within fifteen (15) calendar days after the Company's giving of the Company Notice, the Stockholder may elect to purchase, at the price and on the terms specified in the Company Notice, up to that portion of such Company Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Securities then held, by such Stockholder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding options, warrants and convertible securities).

         (c) If all Company Shares which Stockholders are entitled to purchase pursuant to subsection 4.1(b) are not elected to be obtained as provided in subsection 4.1(b) hereof, the Company may, during the ninety (90)-day period following the expiration of the period provided in subsection 4.1(b) hereof, offer the remaining unsubscribed portion of such Company Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in, the Company Notice. If the Company does not enter into an agreement for the sale of the Company Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Company Shares shall not be offered unless first reoffered to the Stockholders in accordance herewith.

         4.2 Exceptions. The right of first offer described in this Section 4.0 shall not be applicable to (i) the issuance of securities as consideration for an acquisition approved by the Board of Directors of the Company; (ii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions approved by the Board of Directors of the Company; (iii) shares issued upon conversion or exchange of any security outstanding as of the date hereof, offered pursuant to this Section 4.1 or exempted pursuant to this Section 4.2;
(iv) securities issued in connection with stock splits, stock dividends, recapitalizations or like transactions; (v) the issuance of securities in connection with a registered public offering of such securities; (vi) the issuance of securities to employees, consultants or other service providers or pursuant to any employee benefit plan of the Company; or (vii) a transaction with respect to which Stockholders owning at least sixty-five percent (65%) of the shares of Common Stock issued or issuable upon conversion of the Securities have waived such right.

5.0      Management and Control

         5.1 General. The business and affairs of the Company shall be managed, controlled and operated in accordance with its certificate of incorporation and by-laws, as the same may be amended from time to time.

         5.2 Limitation on Certain Actions by the Company. So long as at least a majority of the initially issued shares of Preferred Shares are outstanding, consent of the holders of a majority of the outstanding Preferred Shares will be required for the Company or any of its Subsidiaries to:

         (a) enter into any agreement to sell or sell all or substantially all of the Company's assets;

         (b) enter into any agreement or take any action to effect a capital reorganization of the Company or any consolidation or merger involving the Company and a Person;

         (c) enter into any agreement or take any action to liquidate or wind up the business or affairs of the Company;

         (d) amend, alter or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation, any Certificate of Designations of preferred stock of the Company or Bylaws if such action would adversely alter or change in any material respect the rights, preferences or privileges of the Preferred Stock;

         (e) incur any additional indebtedness exceeding $5,000,000 in aggregate principal amount that is senior to the Convertible Notes other than indebtedness existing as of the date of this Agreement or replacement financing or refinancing of such existing debt;

         (f) enter into any agreement or take any action to make an acquisition, investment or divestiture exceeding $2,500,000;

         (g) enter into any agreement to issue or issue any additional shares of Common Stock, or securities convertible into or exercisable for share of Common Stock (excluding shares issuable upon conversion of the Preferred Stock or Convertible Notes), to any Affiliate of the Company without consideration or for a consideration per share less than the Fair Market Value per share of the Common Stock; except that this paragraph (g) shall not apply to grants or issuances to officers or Directors of the Company pursuant to stock option or other employee benefit plans currently in existence or hereafter adopted by the Company; or

         (h) enter into any other transaction with any of its Affiliates which is not on terms which would result from an arm's length transaction, except that this provision shall not apply to any employment-related or other compensatory arrangement between the Company and any of its Affiliates in their capacities as officers, directors, or employees of the Company.

6.0      Certain Definitions

         (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         (b) "Amended Loan Agreement" shall mean the Amended and Restated Senior Subordinated Loan Agreement among CDL, the Lenders and the Investors dated as of the date hereof pursuant to which the Convertible Notes are being issued.

         (c) "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         (d) "Change of Control" shall mean

                  (i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

                  (ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or Affiliate; or

                  (iii) an approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

                  (iv) any action pursuant to which any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), corporation or other entity (other than the Lenders (as defined in the Amended Loan Agreement) and any person who owns more than ten percent (10%) of the outstanding Common Stock on the date hereof, the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of Directors of the Company ("Voting Securities") representing fifty-one (51%) percent or more of the combined voting power of the Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

                  (v) the individuals (A) who, as of the date hereof (including the nominees of the holders of the Company's Preferred Stock), constitute the Board of Directors (the "Original Directors") and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

         (e) "Common Stock Per Share Market Value" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a fully diluted basis) at the time of determination.

         (f) "Convertible Notes" means the Series A Convertible Notes and Series B Convertible Notes of CDL.

         (g) "Exempt Sale" means a sale of Securities owned by a Stockholder (or a sale of the Common Stock underlying such Securities) (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); (ii) in a transaction, consummated while Shares of that class are registered under Section 12(b) or 12(g) of the Exchange Act which satisfies the requirements of the first sentence of paragraph (f) of Rule 144 under the Securities Act (as such sentence and paragraph are in effect on the date hereof) and, if such transaction is a "brokers' transaction" referred to in such paragraph of Rule 144, also satisfies the requirements of paragraph (g) of Rule 144 under the Securities Act (as such paragraph is in effect on the date hereof); (iii) otherwise through the American Stock Exchange or on any other securities exchange or on Nasdaq; or (iv) to the Company.

         (h) "Fair Market Value" shall mean, with respect to a share of Common Stock on any Business Day:

                  (1) if the Common Stock is not Publicly Traded at the time of such determination, the Common Stock Per Share Market Value; or

                  (2) if the Common Stock is Publicly Traded at the time of determination, the "Market Price" of the Common Stock computed as the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on Nasdaq as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive Business Days prior to such day, provided that, if Market Price is being determined as of the date of a public offering of the Common Stock, Market Price as of such date shall be the public offering price for the Common Stock.

         (i) "Family Donee" shall mean, with respect to individual Stockholders,
(i) such Stockholders' parents, spouse, adult lineal descendants and siblings,
(ii) the adult spouses of such siblings, the adult spouses of such lineal descendants and the parents of such spouse, and (iii) trusts for the benefit of any of such individuals or their children.

         (j) "Market Value" shall mean the price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques as determined by the Board in its reasonable discretion (but without giving effect to any discount in respect of a minority interest) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a fully diluted basis, shall be deemed to have been received by the Company, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a fully diluted basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled and (c) no effect shall be given to any discount that may arise as the result of the fact that the shares of Common Stock are not Publicly Traded.

         (k) "Nasdaq" means the National Association of Securities Dealers, Inc., Automated Quotation System.

         (l) "Person" shall mean any individual, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof.

         (m) "Preferred Stock" shall mean the Series A Convertible Redeemable Preferred Stock of CDL being issued to the Lenders pursuant to the terms of the Exchange Agreement.

         (n) "Publicly Traded" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on Nasdaq or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

         (o) "Valuation Procedure" shall mean, with respect to a determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the holders of the Preferred Stock) made (i) by agreement among the Company and the holders of a majority of the outstanding shares of Preferred Stock within twenty (20) days following the event requiring such determination or (ii) in the absence of such an agreement, by the Board in its reasonable discretion.

         (p) "Related Party" shall mean with respect to any Person, (i) any entity of which such Person is, directly or indirectly, the beneficial owner of an equity interest which entitles such Person to cast fifty percent (50%) or more of the votes with respect to the election of Directors or managers, or, in some other manner, controls the management of such entity, (ii) any other Person who is a Director, officer, partner, manager or other member of management of such Person, or who is the beneficial owner of ten percent (10%) or more of any class or series of equity interests in such Person and (iii) any trust or estate in which such Person serves as trustee or in a similar capacity and as to which one or more Family Donees of such Person are beneficiaries.

         (q) "Series A Convertible Notes" means the Series A Convertible Subordinated Debentures of CDL being issued pursuant to the terms of the Exchange Agreement.

         (r) "Series B Convertible Notes" means the Series B Convertible Subordinated Debentures of CDL being issued pursuant to the terms of the Exchange Agreement.

7.0      Miscellaneous
         7.1 Duration of Agreement. The rights and obligations of the Company and each Stockholder under this Agreement shall terminate on the earliest to occur of the following:

(a) the eighth anniversary of the date hereof or (b) immediately prior to the consummation of a Change of Control.

         7.2 Legend. Each certificate representing Securities shall bear the following legends, until such time as the Securities represented thereby are no longer subject to the provisions hereof:

         (a) "The sale, transfer or assignment of the securities represented by this certificate [note] are subject to the terms and conditions of a certain Stockholders Agreement dated April 14, 2004, as the same may be amended from time to time, among the Company and certain holders pursuant to the terms of which the transfer of such securities is restricted. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company"; and

         (b) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

         7.3 Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

         7.4 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the non-breaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-breaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the non-breaching parties have an adequate remedy at law.

         7.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased, juvenile or incapacitated Stockholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Stockholder under the terms of this Agreement.

         7.6 Modification or Amendment. Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Stockholders of at least a majority of each class of the Securities then subject to this Agreement held by such Stockholders.

         7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         7.8 Notices. All notices to be given or otherwise made to any party to this Agreement shall be deemed to be duly given, if contained in a written instrument, (i) delivered by hand in person, (ii) two (2) days following deposit with a nationally reorganized overnight courier service, (iii) by electronic facsimile transmission (with a copy sent by first class mail, postage prepaid), or (iv) five (5) days following deposit in the mail, if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties.

If to the Company, to:

                 CD&L, Inc.
                 80 Wesley Street
                 South Hackensack, New Jersey  07606
                 Attention:  Chief Executive Officer
                 Telephone:        (201) 487-7740
                 Facsimile:        (201) 489-6974

                 with a copy (which shall not constitute notice) to its counsel:

                 Alan Wovsaniker, Esq.
                 Lowenstein Sandler PC
                 65 Livingston Avenue
                 Roseland, New Jersey  07068
                 Telephone:        (973) 597-2500
                 Facsimile:        (973) 597-2565

                 If to the Investors, to:

                 Albert Van Ness, Jr.
                 CD&L, Inc.
                 80 Wesley Street
                 South Hackensack, New Jersey  07606
                 Telephone:        (201) 487-7740
                 Facsimile:        (201) 489-6974
               with a copy (which shall not constitute notice) to their counsel:

               Mark Carlesimo, Esq.
               CD&L, Inc.
               80 Wesley Street
               South Hackensack, New Jersey  07606
               Telephone:        (201) 487-7740
               Facsimile:        (201) 489-6974


               If to the Lenders, to:

               BNP Paribas
               787 Seventh Avenue
               New York, New York  10019
               Attention:  Jeffrey Youle
               Telephone:        (212) 841-2000
               Facsimile:        (212) 841-3558

               with a copy (which shall not constitute notice) to its counsel:


               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036
               Attention:  John M. Reiss, Esq.
                           Mark L. Mandel, Esq.
               Telephone:        (212) 819-8200
               Facsimile:        (212) 354-8113


               Exeter Venture Lenders, L.P.
               10 East 53rd Street, 32nd Floor
               New York, New York  10022
               Attention: Keith R. Fox
               Telephone:        (212) 872-1172
               Facsimile:        (212) 872-1198


               Exeter Capital Partners IV, L.P.
               10 East 53rd Street, 32nd Floor
               New York, New York  10022
               Attention: Keith R. Fox
               Telephone:        (212) 872-1172
               Facsimile:        (212) 872-1198


         7.9 No Other Agreements. Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

         7.10 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto, except to the extent such matters are otherwise specifically addressed in the Transaction Documents.

         7.11 Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section
7.8 such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to
Section 7.11(b) the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

         (b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 7.11(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

         (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

         (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

         (e) Each Stockholder hereby waives, to the fullest extent permitted by applicable law, any right it may have to a by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Stockholder (i) certifies that no representative, agent or attorney of the any other Stockholder has represented, expressly or otherwise that such other Stockholder would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Stockholders have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.11(e).

         IN WITNESS WHEREOF, the Company, the Investors and the Lenders have executed this Agreement in counterparts as of the date first above specified.

                                         CD&L, INC.

                                         By:__________________________________
                                            Name:
                                            Title:


                                         BNP PARIBAS

                                         By:__________________________________
                                            Name:
                                            Title:

                                         By:__________________________________
                                            Name:
                                            Title:


                                         EXETER VENTURE LENDERS, L.P.

                                         By:Exeter Venture Advisors, Inc.,
                                           its General Partner

                                         By:__________________________________
                                            Name:
                                            Title:


                                         EXETER CAPITAL PARTNERS IV, L.P.

                                         By:  Exeter IV Advisors, L.P.,
                                           its General Partner

                                         By:  Exeter IV Advisors, Inc.,
                                           its General Partner

                                         By:__________________________________
                                            Name:
                                            Title:


                                          Investors Signatures Follow